EXHIBIT 3.2

                                    DELAWARE

                                    --------
                                 The First State




        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MACHINETALKER, INC. ", FILED IN THIS OFFICE ON THE SEVENTH DAY OF SEPTEMBER, A.D. 2004, AT 9:39 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.
















SEAL










                                    /s/Harriet Smith Windsor
                                    __________________________________________
                                    Harriet Smith Windsor, Secretary of State


    3484724 8100                    AUTHENTICATION: 3336858
    040646099                       DATE: 09-08-04

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 09:55 AM 09/07/2004
                                                       FILED 09:39 AM 09/07/2004
                                                     SW 040646099 - 3484724 FILE



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MACHINETALKER, INC.


     MACHINETALKLR,  INC., a  corporation  organized  and existing  order and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify that:


        1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.


     II. The first paragraph of Article FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                 "FOURTH: The total number of shares of stock which the Corporation is authorized to issue shall be Five Hundred Million (500,000,000), with a par value of One-tenth of One Cent ($0.001) per share (the "Common Stock"). Effective upon the filing of this Certificate of Amendment, each outstanding share of Common Stock be, and it hereby is, automatically split up, converted and divided into ten (10) shares of Common Stock."


        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Roland Bryan, its authorized officer, on this 3rd day of September, 2004.


                                        /s/Roland Bryan
                                        ------------------------------
                                        Roland Bryan, President